                                                        Exhibit 23


ALBRECHT, VIGGIANO, ZURECK
& COMPANY, P.C.
Certified Public Accountants
25 Suffolk Court
Hauppauge, New York  11788
(631) 434-9500





                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Form 10-KSB of Smithtown Bancorp, Inc. of our report dated January 19, 2001, included in the 2000 Annual Report to shareholders of Smithtown Bancorp, Inc.



Albrecht, Viggiano, Zureck & Company, P.C.

Hauppauge, New York
January 19, 2001